Exhibit 10.3

EXECUTION VERSION

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) is made and entered into on October 23, 2014, by and among Coliseum Capital Partners, L.P., a Delaware limited partnership, Coliseum Capital Partners II, L.P., a Delaware limited partnership, Coliseum Capital Co-Invest, L.P., a Delaware limited liability company, and Blackwell Partners, LLC, a Georgia limited liability company (each, a “Standby Purchaser”, and collectively, the “Standby Purchasers”), and The Providence Service Corporation, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company proposes to distribute, at no charge, to each holder of record of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) on a record date to be set by the Board of Directors of the Company (the “Record Date”) non-transferable rights (the “Rights”) to subscribe for and purchase (the “Rights Offering”) shares of Series A Preferred Stock, par value $0.001 (the “Preferred Stock”), governed by a certificate of designation to be negotiated in good faith by the parties on the terms and conditions set forth in the term sheet (the “Term Sheet”) set forth on Exhibit A hereto;

WHEREAS, certain shares of the Preferred Stock may be converted into, or exchanged for, Series A-1 Preferred Stock, par value $.001 (the “Series A-1 Preferred Stock”), governed by a certificate of designation to be negotiated in good faith by the parties on the terms and conditions set forth in the Term Sheet;

WHEREAS, the Company desires to raise a total of $65,500,000 in connection with the Rights Offering;

WHEREAS, in connection with the Rights Offering, the Company’s stockholders of record as of the Record Date will receive a specified number of Rights for each share of Common Stock held as of the Record Date to purchase a specified number of shares of Preferred Stock;

WHEREAS, each whole Right will entitle the holder thereof to purchase one share of Preferred Stock (the “Subscription Privilege”) at a specified price equal to $100.00 (the “Subscription Price”) and at a specified conversion price equal to $39.88, which is equal to the closing price of the Common Stock on the NASDAQ Stock Market on October 22, 2014;

WHEREAS, on the date hereof, the Company issued to the Standby Purchasers a 14% unsecured subordinated note in aggregate principal amount of $65,500,000 (the “Note”), pursuant to which the Company is obligated to pre-pay the Note, in whole or in part, with the net proceeds the Company receives from the Rights Offering, including from the Standby Offering (as defined below); and

WHEREAS, as further consideration for purchasing the Note and in order to facilitate the Rights Offering, the Standby Purchasers have agreed and committed to purchase at the Subscription Price, subject to the terms and conditions of this Agreement, any shares of Preferred Stock that are not exercised pursuant to the Subscription Privilege in the Rights Offering (the “Unsubscribed Shares” and such offering, the “Standby Offering”), in exchange for a backstop commitment fee of $2,947,500 (the “Backstop Fee”), to be paid as of the date hereof.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

Section 1. Standby Purchase Commitment.

(a) Standby Purchase Commitment. Subject to the terms and conditions of this Agreement, if and to the extent Unsubscribed Shares are not purchased by the Company’s stockholders pursuant to the exercise of Rights in connection with the Rights Offering, each Standby Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to such Standby Purchaser, at the Subscription Price a percentage, as set forth opposite such Standby Purchaser’s name on Exhibit B (with respect to each Standby Purchaser, its

“Percentage”), of all such Unsubscribed Shares, up to the full amount of shares of Preferred Stock offered by the Company in the Rights Offering (the “Commitment Amount”). Subject to the terms and conditions of this Agreement, each Standby Purchaser affirms its agreement to its Percentage of the Commitment Amount.

(b) Allocation of Unsubscribed Shares. Promptly following the expiration of the Rights Offering, the Company will determine the amount of Unsubscribed Shares. Upon the Company’s determination of the number of Unsubscribed Shares, the Company promptly will notify each Standby Purchaser in writing of the amount of Preferred Stock to be purchased by it, which amount may be less than the Commitment Amount (the “Allocated Amount”).

(c) Closing. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the closing of the purchase and sale of the Allocated Amount (the “Closing”) shall take place at the offices of the Company at 10:00 a.m., New York time, on the third business day following the closing of the Rights Offering, or such other place, time or date as may be determined by the parties hereto (the “Closing Date”). At the Closing, the Company shall deliver or cause to be delivered to each Standby Purchaser (or its designee) one or more certificates (or evidence of book-entry records) representing the shares of Preferred Stock issued to such Standby Purchaser (or its designee) in respect of the Allocated Amount, and such Standby Purchaser shall deliver (or cause to be delivered) to the Company, by wire transfer of immediately available funds, the aggregate Subscription Price relating to such shares of Preferred Stock. The Standby Purchasers may, at or prior to the Closing, reallocate the Percentages among themselves in their discretion, but each Standby Purchaser shall remain severally liable for its original Percentage.

(d) Backstop Fee. On the date hereof, the Company shall deliver (or cause to be delivered) to each Standby Purchaser, by wire transfer of immediately available funds, its Percentage of the Backstop Fee.

(e) Additional Series A Preferred Stock. As additional consideration for the Standby Offering, if the Rights Offering is consummated, the Standby Purchasers shall then have the option, for thirty (30) days following the consummation of the Rights Offering (the “Option Period”), to purchase up to $15.0 million in aggregate amount of Preferred Stock and/or Series A-1 Preferred Stock, as the case may be, (the “Additional Preferred Stock”) at a price per share equal to 105% of the Subscription Price. (For the avoidance of doubt, if such option is exercised in full, the Standby Purchasers would pay an aggregate exercise price of $15.75 million and receive 150,000 shares of Series A Preferred Stock.) If the Standby Purchasers desire to purchase any such shares of Additional Preferred Stock during the Option Period, the Standby Purchasers shall deliver to the Company a written notice (the “Exercise Notice”) during the Option Period that the Standby Purchasers are exercising such option. The Exercise Notice shall specify the number of shares of Additional Preferred Stock to be purchased (the “Exercise Shares”) by each Standby Purchaser, and the total price for such Exercise Shares (the “Exercise Price”). Five (5) business days following receipt of the Exercise Notice, the Standby Purchasers shall deliver, by wire transfer of immediately available funds, the aggregate Exercise Price to the Company, and the Company shall promptly deliver such Exercise Shares against receipt of the Exercise Price.

Section 2. Representations and Warranties of the Standby Purchaser. Each Standby Purchaser, severally, not jointly, represents and warrants to the Company as follows:

(a) Existence and Good Standing; Authority. Such Standby Purchaser is validly existing and in good standing under the laws of the state of its formation and has all requisite power and authority to carry on its business as now conducted.

(b) Authorization of Agreement; Enforceability. This Agreement has been duly and validly authorized, executed and delivered by such Standby Purchaser. This Agreement is valid, binding and enforceable against such Standby Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

(c) Accredited Investor. Such Standby Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(d) Information; Knowledge of Business. Such Standby Purchaser is familiar with the business in which the Company is engaged. Such Standby Purchaser has knowledge and experience in financial and business matters; is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the problems and risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment. Such Standby Purchaser acknowledges that, prior to executing this Agreement, it (and each of its representatives) has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

(e) Availability of Funds. Such Standby Purchaser has available sufficient funds to pay its Percentage of the full Commitment Amount if needed.

(f) Investment Intent. Such Standby Purchaser is acquiring its shares of Preferred Stock, and if applicable, Series A-1 Preferred Stock, for its own account, with the intention of holding such shares for investment purposes and with no present intention of participating, directly or indirectly, in a distribution of such shares in violation of applicable securities laws, and such Standby Purchaser will not make any sale, transfer or other disposition of such shares for a period of six months from the Closing Date.

(g) No Manipulation or Stabilization of Price. Such Standby Purchaser has not taken and will not take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and such Standby Purchaser is not aware of any such action taken or to be taken by any person.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Standby Purchasers as follows:

(a) Existence and Good Standing; Authority. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b) Authorization of Agreement; Enforceability. This Agreement has been duly and validly authorized, executed and delivered by the Company. This Agreement is valid, binding and enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

(c) Due Authorization and Issuance of Shares.

(i) All of the shares of Preferred Stock to be issued pursuant to this Agreement (including the Additional Preferred Stock) will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the prospectus to be filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the Rights Offering (the “Prospectus”) (or, with respect to the Additional Preferred Stock, when paid for and issued in accordance with Section 1(e) hereof), will be validly issued, fully paid and non-assessable; and none of such shares of Preferred Stock will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s certificate of incorporation, as amended, the Company’s bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound.

(ii) The Additional Preferred Stock will have been duly authorized for issuance prior to the Closing, and, when paid for and issued in accordance with Section 1(e) hereof, will be validly issued, fully paid and non-assessable; and none of such shares of Preferred Stock will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s certificate of incorporation, as amended, the Company’s bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound.

(iii) The Series A-1 Preferred Stock issuable upon the conversion or exchange of the Preferred Stock, will have been duly authorized for issuance prior to the Closing, and, when so issued, or when paid for and issued in accordance with Section 1(e), as applicable, will be validly issued, fully paid and non-assessable; and none of such shares of Series A-1 Preferred Stock will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s certificate of incorporation, as amended, the Company’s bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound.

(iv) The shares of Common Stock issuable upon conversion of the Preferred Stock (including the Additional Preferred Stock) and the Series A-1 Preferred Stock, will have been duly authorized for issuance prior to the Closing, and, when so issued, will be validly issued, fully paid and non-assessable; and none of such shares of Common Stock will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s certificate of incorporation, as amended, the Company’s bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound, and the holders thereof shall be entitled to all rights accorded to a holder of Common Stock.

(d) No Conflicts. The Company is not in violation of its amended and restated certificate of incorporation or amended and restated bylaws, as amended, or in default under any agreement, indenture or instrument to which the Company is a party, the effect of which violation or default could reasonably be expected to have a material adverse effect on the Company, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any agreement, indenture or instrument to which the Company is a party which lien, charge or encumbrance could reasonably be expected to have a material adverse effect on the Company, or result in a violation of the amended and restated certificate of incorporation or amended and restated bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its property; and, except as required by the Securities Act, the Exchange Act, and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

(e) Capitalization. Exhibit C sets forth, as of the date set forth therein, the authorized capital stock of the Company, the issued and outstanding shares, and any other equity interests of the Company (including without limitation those equity interests reserved under any option plan or similar agreement). Except as set forth on Exhibit C, or as set forth or otherwise disclosed in the Company’s Commission Documents (as defined below) or any exhibits thereto, and as of the date hereof, there are no (i) outstanding options, warrants, rights (including conversion rights, preemptive or similar rights, rights of first refusal, and registration rights), proxy or stockholder agreements, or agreements, arrangements or commitments of any kind for the purchase or acquisition from the Company of any issued or unissued securities, in each case to which the Company is a party or by which the Company is bound; (ii) there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of the capital stock of, or other equity interests in, the Company; and (iii) there are no voting trusts, proxies or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of the capital stock of the Company.

(f) Commission Documents, Financial Statements. Since January 1, 2011, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the times of their respective filings, the Form 10-K for the fiscal year ended December 31, 2013 (the “Form 10-K”) and each subsequently filed Form 10-Q (collectively, the “Form 10-Q”) complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and each Form 10-Q and the Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4. Conditions to Closing.

(a) Conditions to Both Parties’ Obligations. The obligations of the Company and the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) the Rights Offering shall have been consummated in accordance with the terms and conditions described in the Prospectus; and

(ii) no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Standby Offering or the transactions contemplated by this Agreement.

(b) Conditions to Company’s Obligations. The obligations of the Company to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions, which may be waived by the Company in its sole discretion:

(i) the representations and warranties of the Standby Purchasers in Section 2 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date; and

(ii) the Standby Purchasers shall have performed all of their obligations hereunder.

(c) Conditions to Standby Purchaser’s Obligations. The obligations of the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions which may be waived by the Standby Purchasers in their sole discretion:

(i) the representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date;

(ii) the Company shall have performed all of its obligations hereunder; and

(iii) the certificates of designations for each of the Preferred Stock and the Series A-1 Preferred Stock, in form reasonably acceptable to the Standby Purchaser, shall have been filed with the Secretary of State of the State of Delaware.

Section 5. Survival. The representations and warranties of the parties contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 6. Covenants.

(a) SEC Filings. The Company shall file a registration statement on Form S-3 relating to the Rights Offering (the “Registration Statement”) with the Commission, and shall use best efforts to cause the Registration Statement to become effective and to commence and consummate the Rights Offering (the terms of which shall provide, among other things, (i) a subscription period equal to thirty (30) days, and (ii) no over-subscription privileges). The Company agrees, as soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchasers with a confirmation in writing, of (i) the time when any amendment or supplement to the Prospectus has been filed, (ii) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (iii) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the shares of Preferred Stock for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (iv) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference, and (v) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible.

(b) Information About Standby Purchasers. Each Standby Purchaser agrees to furnish to the Company all information with respect to such Standby Purchaser that may be necessary or appropriate, and any information furnished to the Company for the Prospectus by such Standby Purchaser shall not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Public Announcements. Neither the Company nor the Standby Purchasers shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other party to the extent reasonably practicable.

(d) NASDAQ Listing. The Company shall cause the shares of Common Stock underlying each of the Preferred Stock and any Additional Preferred Stock, issued to the Standby Purchasers hereunder to be listed on the NASDAQ Capital Market.

(e) Restrictive Legend. The Standby Purchasers acknowledge and agree that Preferred Stock and Series A-1 Preferred Stock issued pursuant to this Agreement and any securities issued or issuable with respect to such securities by way of stock dividend or stock split or in connection with a combination of shares, conversion of such securities, recapitalization, merger, consolidation, going private, tender offer, amalgamation, change of control, other reorganization or otherwise, shall bear restrictive legends in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION SPECIFIED IN AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE PROVIDENCE SERVICE CORPORATION (THE “COMPANY”) OR OTHERWISE AS PERMITTED BY LAW.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any such securities upon which it is stamped, if such securities are registered for sale under an effective registration statement filed under the Securities Act or if such securities are proposed to be sold pursuant to an exemption from registration and the Company receives an opinion of counsel reasonably satisfactory to it with respect to compliance with such exemption.

(f) Certificates of Designations. The parties shall negotiate in good faith the terms and conditions of the certificates of designation for the Preferred Stock and the Series A-1 Preferred Stock in accordance with the Term Sheet.

(g) Exchange Agreement. The parties shall have executed an exchange agreement substantially in the form attached hereto as Exhibit D.

Section 7. Termination.

(a) By the Standby Purchasers. The Standby Purchasers may terminate this Agreement if the Company materially breaches its obligations under this Agreement and such breach is not cured within ten business days following written notice to the Company.

(b) By the Company. The Company may terminate this Agreement (i) if consummation of the Rights Offering and/or the Standby Offering is prohibited by applicable law, rules or regulations, or (iii) if the Standby Purchasers materially breach their obligations under this Agreement and such breach is not cured within ten business days following written notice to the Standby Purchasers.

(c) Other. Any of the parties hereto may terminate this Agreement if the transactions contemplated are not consummated by August 31, 2015. In addition, this Agreement shall terminate upon the parties’ mutual consent.

(d) Effect of Termination. The Company and the Standby Purchasers hereby agree that any termination of this Agreement pursuant to this Section 7 (other than termination by one party in the event of a breach of this Agreement by the other party or a misrepresentation of any of the statements made hereby by the other party), shall be without liability to the Company or the Standby Purchasers; provided, however, that the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10 hereof.

Section 8. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

Providence Service Corporation

64 E Broadway Blvd.

Tucson, AZ 85701

Facsimile: (520) 747-6605

Attention: General Counsel

With a copy (which shall not constitute notice to the Company) to:

Paul Hastings LLP

75 East 55th Street

New York, NY 10022

Facsimile: (212) 230-7777

Attention: Barry A. Brooks

If to the Standby Purchasers, as provided on the signature page hereto.

With a copy (which shall not constitute notice to the Standby Purchasers) to:

Gibbons P.C.

One Pennsylvania Plaza, 37th Floor

New York, New York 10119

Attention: Frank T. Cannone

Facsimile: 973-639-8340

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 8.

Section 9. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Standby Purchasers and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 10. Indemnification.

(a) To the fullest extent permitted by law, each Standby Purchaser, severally, not jointly, hereby agrees to indemnify and hold harmless the Company, its affiliates, and their respective directors, officers and authorized agents from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of any breach of any representation, warranty, covenant or undertaking made by or on behalf of such Standby Purchaser in this Agreement.

(b) To the fullest extent permitted by law, the Company hereby agrees to, indemnify and hold harmless the Standby Purchasers, their affiliates, and their respective directors, officers and authorized agents from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of (i) any breach of any representation, warranty, covenant or undertaking made by or on behalf of the Company in this Agreement and (ii) the transactions contemplated hereby and the Note, except to the extent that any such losses, claims, damages, expenses and liabilities are attributable to the gross negligence, willful misconduct or fraud of such Standby Purchaser, their affiliates, and their respective directors, officers or authorized agents. Notwithstanding the foregoing, indemnification rights set forth in the foregoing sentence shall not apply to or be for the benefit of any person that is a director, officer or employee of the Company in such capacity.

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

Section 12. Several Liability. Each Standby Purchaser shall be severally, not jointly with the other Standby Purchasers, liable for the due and timely compliance with and performance of each of the terms, conditions, covenants and obligations of such Standby Purchaser set forth in this Agreement.

Section 13. Amendments. This Agreement may be modified or amended only with the written consent of the Company and the Standby Purchasers.

Section 14. Severability. If any provision of this Agreement shall be invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby.

Section 15. Miscellaneous.

(a) Notwithstanding any term to the contrary herein, no person other than the Company or the Standby Purchasers shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

(d) The Standby Purchasers shall not assign this Agreement or any of its rights hereunder without the Company’s prior written consent.

(e) The Company shall pay its own costs and expenses and all reasonable, out-of-pocket and documented legal fees of the Standby Purchasers incurred in connection with the Rights Offering, the Standby Offering and the other transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Standby Purchasers have executed this Agreement on and as of the date first set forth above.

STANDBY PURCHASERS:

COLISEUM CAPITAL PARTNERS, L.P.

By:	/s/ Christopher Shackelton
	Name:	Christopher Shackelton
	Title:	Managing Director

Address for Notices:

c/o Coliseum Capital Management, LLC
One Station Place, 7th Floor South
Stamford, CT 06902
Attention: Christopher Shackelton

COLISEUM CAPITAL PARTNERS II, L.P.

By:	/s/ Christopher Shackelton
	Name:	Christopher Shackelton
	Title:	Managing Director

Address for Notices:

c/o Coliseum Capital Management, LLC
One Station Place, 7th Floor South
Stamford, CT 06902
Attention: Christopher Shackelton

COLISEUM CAPITAL CO-INVEST, L.P.

By:	/s/ Christopher Shackelton
	Name:	Christopher Shackelton
	Title:	Managing Director

Address for Notices:

c/o Coliseum Capital Management, LLC
One Station Place, 7th Floor South
Stamford, CT 06902
Attention: Christopher Shackelton

BLACKWELL PARTNERS, LLC

By:	/s/ Christopher Shackelton
	Name:	Christopher Shackelton
	Title:	Managing Director

Address for Notices:

c/o Coliseum Capital Management, LLC
One Station Place, 7th Floor South
Stamford, CT 06902
Attention: Christopher Shackelton

ACCEPTED AND AGREED:

THE PROVIDENCE SERVICE CORPORATION

By:	/s/ Warren S. Rustand
	Name:	Warren S. Rustand
	Title:	Chief Executive Officer

EXHIBIT A

Term Sheet

(see attached)

EXHIBIT B

Percentages

Standby Purchaser	Percentages

Coliseum Capital Partners, L.P.	47.4962%

Coliseum Capital Partners II, L.P.	12.2297%

Blackwell Partners, LLC	14.4980%

Coliseum Capital Co-Invest, L.P.	25.7761%

EXHIBIT C

Capitalization

Exhibit D

Form of Exchange Agreement